Exhibit 99.1

B2Digital Announces Integration of Two Top Fighter Training Academies into ONE MORE Gym Segment

TAMPA, FL, April 13, 2021 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company”, “B2”, or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce the signing of two significant lease agreements integrating two top MMA training firms into the Company’s Gym segment. Each deal has the potential to act as a pipeline for fighter talent as well as a revenue driver through both lease payments and ONE MORE Gym membership dues.

Team Colon MMA (TeamColonMMA.com) will be moving into the Company’s ONE MORE Gym location in East Chicago/Merrillville, Indiana, and Cobra Brazilian Jiu-Jitsu (CobraBJJTuscaloosa.com) will be moving into the Company’s ONE MORE Gym location in Tuscaloosa, Alabama.

Steve Colon of Team Colon MMA remarked, “We are thrilled to join forces with ONE MORE Gym and B2Digital. This deal will help us expand our reach and bring in and develop new talent with more space and better training resources, ultimately producing higher caliber fighters ready to move toward a bright future in mixed martial arts.”

Kurtis Taylor of Cobra Brazilian Jiu-Jitsu added, “At the end of the day, it’s about providing value to our fighters and helping them reach their full potential. ONE MORE Gym will help us accomplish that goal while giving us access to a facility that allows us to expand our business and help create more future stars.”

Between lease fees and increased membership dues, the Company believes these deals will drive an increase in overall topline revenues for ONE MORE Gym. In addition, given the prestige and success of both of these training outfits, the Company stands to gain long-term value in the form of top fighting talent graduating into its B2 Fighting Series LIVE MMA event segment.

“Each piece of the puzzle reinforces the whole ecosystem we are building,” noted Greg P. Bell, CEO of B2 Digital. “Both Team Colon and Cobra represent true blue-chip training firms. That ultimately helps reinforce our brand value at both the gym and event levels while we believe it will help drive positive growth and revenue for ONE MORE Gym. It also gives Steve and Kurtis more space and resources to produce better fighters who could become feature stars on the B2 Fighting Series stage.”

About B2Digital Inc.
With extensive background in entertainment, television, video, and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

B2Digital has a growing social media presence. Follow us on:
Twitter: @B2digitalOTC
Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League
www.b2digitalotc.com

B2 Fighting Series Pay Per View Link
www.b2mma.com

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:
information@b2fs.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com

2